Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chester Aldridge, Chief Executive Officer of Red Mile Entertainment, Inc., do hereby certify to the best of my knowledge that:

(1) This Annual Report on Form 10-KSB for the year ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Annual Report on Form 10-KSB for the year ended March 31, 2007 fairly presents, in all material respects, the financial condition and result of operations of Red Mile Entertainment, Inc.

June 28, 2007

/s/ Chester Aldridge Chester Aldridge Chief Executive Officer (Principal Executive Officer)